EXHIBIT 4.8

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES

ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD EXCEPT

PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION

OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION

FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OF THE

WARRANT IS FURTHER RESTRICTED AS DESCRIBED HEREIN.

E COM VENTURES, INC.

Common Stock Purchase Warrant

No. A-[•]	[•] Shares

Date of Issuance: [•], 2008

This Common Stock Purchase Warrant (this “Warrant”) certifies that, for value received, [•] (the “Holder”), is entitled, upon the terms and subject to the limitations and exceptions set forth herein, at any time and from time to time during the period beginning at 12:01 a.m. New York time on the third (3rd) anniversary of the Date of Issuance (the “Initial Exercise Date”) and ending at 5:00 p.m. New York time on the tenth (10th) anniversary of the Date of Issuance (the “Termination Date”), to subscribe for and purchase from E Com Ventures, Inc., a Florida corporation (the “Company”), up to an aggregate of [•] ([•]) shares (subject to adjustment from time to time pursuant to the terms hereof) (the “Warrant Shares”) of the Company’s Common Stock, $0.01 par value (the “Common Stock”). The purchase price of one Warrant Share (the “Exercise Price”) under this Warrant shall be $23.94 (subject to adjustment from time to time pursuant to the terms hereof). This Warrant is one of a series of warrants issued as of the date hereof (the “Warrants”) pursuant to the Agreement and Plan of Merger dated as of December 21, 2007, by and among the Company, Model Reorg, Inc., the stockholders of Model Reorg, Inc. and Model Reorg Acquisition LLC (the “Merger Agreement”).

1. Exercise of Warrant.

(a) The purchase rights represented by this Warrant may be exercised by delivery of the Notice of Exercise Form annexed hereto duly executed, at the office of the Company specified in Section 13(j) hereto and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Promptly after the Date of Exercise, subject to (i) compliance with securities laws applicable to the issuance and sale of the Warrant Shares and (ii) the Company’s receipt of this Warrant, the Company’s transfer agent shall transmit certificates for Warrant Shares purchased hereunder to the Holder at the address specified in the Notice of Exercise Form. This Warrant shall be deemed to have been exercised and the Holder shall be deemed to have become the holder of record of such shares for all purposes as of the Date of Exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company the Notice of Exercise Form appropriately completed and duly signed and payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b) If this Warrant shall have been exercised in part, the Company shall, promptly following receipt of this Warrant, deliver to the Holder at the address specified by the Holder in the Notice of Exercise Form a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, such fraction shall be rounded up (for fractions of one-half or greater) or down (for fractions of less than one-half) to the nearest whole share.

3. Charges, Taxes and Expenses, Certificates for Warrant Shares shall be issued without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

4. Restriction on Transfer of Warrant and Warrant Shares. The Holder may not sell, transfer, assign, or otherwise dispose of this Warrant or any part hereof except (a) by will or by the laws of descent and distribution or (b) during the Holder’s lifetime, to any member of the Holder’s family or to any trust or other entity established for estate planning purposes, the majority of the beneficial interests in which are held by members of the Holder’s family. Other than pursuant to clause (a) or (b), the Holder (including any such subsequent Holder) may not sell, transfer, assign, or otherwise dispose of this Warrant or any part hereof to any other person without the prior, express written consent of the Company. The transfer of the Warrant Shares shall be restricted to the extent required by applicable securities laws, and the certificate or Certificates evidencing the Warrant Shares shall bear the following legend:

“THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.”

5. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the exercise hereof,

6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate representing Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

7. Acceleration of Initial Exercise Date. At any time before the third (3rd) anniversary of the Date of Issuance, the Initial Exercise Date shall be accelerated and shall be deemed to occur immediately before the consummation of any (a) merger, share exchange or consolidation of the Company with or into any other person or entity, (b) sale of all or substantially all of the Company’s assets in one or a series of related transactions, or (c) tender offer or exchange offer pursuant to which holders of not less than ninety percent (90%) of the then outstanding shares of Common Stock tender or exchange their shares for other securities, cash or property, other than any such transaction as a result of which holders of a majority of the voting securities of the Company outstanding immediately before such transaction would continue to have beneficial ownership, directly or indirectly, of a majority of the combined voting power of the Company or the surviving entity (including any person that, as a result of such transaction, owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries) outstanding immediately after such transaction.

8. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common- Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock or a compulsory share exchange, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that he or she would have owned or have been entitled to receive had such Warrant been exercised in advance thereof Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company that are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately before such adjustment by the number of Warrant Shares purchasable hereunder immediately before such adjustment, and dividing such product by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event, subject to the effect of any exercise hereof between such record date and such effective date.

9. Fundamental Transactions. If, at any time while this Warrant is outstanding, (a) the Company effects any merger, share exchange or consolidation of the Company with or into any other person or entity, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for securities of any other issuer, cash or property

(in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately before such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration; provided that this Warrant shall have been cancelled or amended to the extent such cancellation or amendment is necessary so that such new warrant does not unjustly or disproportionately enrich the holder of the new warrant relative to a holder of the number of Shares for which this Warrant is exercisable immediately before such event. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9 and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

10. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

11. Notice of Corporate Action, If at any time: (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any consolidation, share exchange or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another person or entity, or (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall give the Holder (i) at least ten (10) days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, share exchange, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, share exchange, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, share exchange, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.

12. Covenants. The Company covenants that:

(a) during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise hereof;

(b) its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise hereof;

(c) it will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market (as defined in Section 13(k)) upon which the Common Stock may be listed at such time;

(d) it will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant pursuant to the terms hereof;

(e) all Warrant Shares that may be issued upon exercise hereof will, upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof;

(f) except as and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment (and without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately before such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and

(iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant); and

(g) before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

13. Miscellaneous.

(a) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein (including without limitation the Termination Date) is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. As used in this Warrant, a “Business Day” is any day that is not a Saturday, a Sunday or a legal holiday in the States of New York or Florida.

(b) Governing Law’, Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The dispute resolution provisions of the Merger Agreement shall apply to all disputes arising hereunder as if set forth in full herein, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

(d) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(f) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(g) Amendment, This Warrant may be modified or amended or any provision hereof waived with the written consent of the Company and the holders of Warrants issued under the Merger Agreement representing two-thirds of the Warrant Shares issuable under Warrants then outstanding as of the date such consent is sought; provided, however, that (i) no such amendment shall adversely affect any holder of any such Warrant differently than it affects all other such holders unless such holder consents thereto and (ii) no amendment may increase the Exercise Price, decrease the number of shares or class of shares obtainable upon exercise of this Warrant or decrease the time period in which this Warrant can be exercised without the written consent of the Holder.

(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(j) Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Notice of Exercise Form) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile at the electronic mail address or facsimile number specified in this section before 5:00 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail or facsimile at the electronic mail address or facsimile number specified in this section on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

(x)	if to the Company, to:

E Com Ventures, Inc.
Attn: [•]
251 International Parkway Sunrise, Florida 33325 Facsimile: [•]
Email: [•]

(y)	if to the Holder, to the address, facsimile number, or email address, respectively, set forth in [•].

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: [•], 2008

E COM VENTURES, INC.

By:	/s/ Michael W. Katz
Name:	Michael W. Katz
Title:	President and CEO

NOTICE OF EXERCISE

To:	E Com Ventures, Inc.

The undersigned hereby elects to purchase                      Warrant Shares of E Com Ventures, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price of such Warrant Shares in full, in lawful money of the United States, together with all applicable transfer taxes, if any.

Please issue a certificate or certificates representing said

Warrant Shares in the name of the undersigned.

The Warrant Shares shall be delivered to the following:

SIGNATURE OF HOLDER

Dated as of:

HOLDER

By:

Print Name:

ASSIGNMENT FORM

{Assignment of the foregoing Warrant is restricted as described therein,}

(To assign the foregoing Warrant, execute this form and supply required information.

Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name of Assignee:

Assignee’s Address:

Date:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a participant in the Medallion guaranty program. Officers of corporations and those acting in a fiduciary or other representative capacity must file proper evidence of authority to assign the foregoing Warrant.